                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                -----------------


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                FILED PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                           MATRIA HEALTHCARE, INC.
--------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                             58-2205984
--------------------------------                            --------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
Incorporation or Organization)                               Identification No.)


   1850 PARKWAY PLACE, MARIETTA, GEORGIA                           30067
-------------------------------------------                   ---------------
 (Address of Principal Executive Offices)                        (Zip Code)



     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:
         None

Securities to be registered pursuant to Section 12(g) of the Act:

         Common Stock, $0.01 par value

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the securities to be registered is included in the joint proxy statement/prospectus (the "Joint Proxy Statement/Prospectus") filed as part of the registration statement on Form S-4 (the "Registration Statement") by Matria Healthcare, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on February 7, 1996, relating to the registration pursuant to the provisions of the Securities Act of 1933, as amended, of 37,682,286 shares of common stock, par value $0.01 per share (the "Common Stock"), of the Company, including associated common stock purchase rights. The Joint Proxy Statement/Prospectus will be provided to stockholders of Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), and Healthdyne, Inc., a Georgia corporation ("Healthdyne"), in connection with the special meetings of Tokos and Healthdyne stockholders to approve the proposed merger of Tokos and Healthdyne with and into the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of October 2, 1995, as amended, by and among Tokos, Healthdyne and the Company. The description of the Common Stock under the caption "Operation, Management and Business of Newco after the Merger -- Description of Capital Stock of Newco" of the Joint Proxy Statement/Prospectus is incorporated herein by reference.

ITEM 2.  EXHIBITS.

      EXHIBIT       DESCRIPTION
      NUMBER
       1            Amended and Restated Certificate of Incorporation (included as Appendix D to the Joint Proxy Statement/Prospectus).

       2            Bylaws (included as Appendix E to the Joint Proxy
                    Statement/Prospectus).

       3 Indenture dated as of December 1, 1986, between Healthdyne and National Bank of Georgia, trustee, for 8% Convertible
                    Subordinated Indentures due December 31, 2001 filed as an exhibit to the Healthdyne Annual Report on Form 10-K for the year ended December 31, 1986 and incorporated herein by reference.

        4           Form of Supplemental Indenture between the Company and
                    Southtrust Estate & Trust Company of Georgia, N.A., trustee, to Indenture dated as of December 1, 1986, for 8%
                    Convertible Subordinated Indentures due December 31, 2001 filed as an exhibit to the Registration Statement and incorporated herein by reference.

                                   SIGNATURE


                 Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        Matria Healthcare, Inc.
                                        (Registrant)



                                        By: /s/ Donald R. Millard
                                            ------------------------------------
                                        Name:  Donald R. Millard
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                        Date:  February 7, 1996
                                              ----------------------------------




                                       3